UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2013

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 6, 2013 (the “closing date”), Web.com Group, Inc. (the “Company”) entered into an amendment and restatement of its First Lien Credit Agreement (as amended and restated, the “Amended and Restated Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A. and Deutsche Bank Securities Inc., as Co-Syndication Agents, Suntrust Bank, Goldman Sachs Lending Partners LLC, Citigroup Global Markets Inc. and Wells Fargo Bank, N.A., as Co-Documentation Agents, JPMorgan Change Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto.

The Amended and Restated Credit Agreement provides for (i) a term loan (the “First Lien Term Loan”) of $660 million at an interest rate equal to, at the Company’s option, (A) the LIBOR rate plus an applicable margin equal to 3.50% per annum, subject to a 1.00% LIBOR floor, or (B) the prime lending rate plus an applicable margin equal to 2.50% per annum, and (ii) a revolving credit facility (the “Revolving Credit Facility”) of $70 million at an interest rate equal to, at the Company’s option, (A) the LIBOR rate plus an applicable margin equal to 3.25% per annum with no LIBOR floor, or (B) the prime lending rate plus an applicable margin equal to 2.25% per annum.  The Revolving Credit Facility, together with the First Lien Term Loan, are referred to herein as the “Amended and Restated Credit Facility”.

The Amended and Restated Credit Facility (i) repriced the outstanding first lien term loans of approximately $628 million, (ii) added an additional $32 million of new first lien term loans for a new balance of $660 million, and (iii) increased the size of the Revolving Credit Facility by $10 million to $70 million. The Company used the gross proceeds from the First Lien Term Loan to repay the $32 million outstanding on the Second Lien Credit Agreement (as defined below).

The Company is permitted to make voluntary prepayments with respect to the Revolving Credit Facility and the First Lien Term Loan at any time, without payment of a premium, except that a 1% premium would apply to a “repricing transaction” relating to the First Lien Term Loan effected on or prior to the eighteen-month anniversary of the closing date.   The Company is required to make mandatory prepayments of the First Lien Term Loan (without payment of a premium) with (i) net cash proceeds from certain asset sales (subject to reinvestment rights), (ii) net cash proceeds from certain issuances of debt, (iii) 50% of the Company’s excess cash flow for each fiscal year, with step-downs based on the Company’s consolidated first lien net leverage ratio, and (iv) certain casualty proceeds and condemnation awards (subject to reinvestment rights).  The First Lien Term Loan will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the principal amount outstanding as of the closing date, with any remaining balance payable on the final maturity date of the First Lien Term Loan.

The Company’s obligations under the Amended and Restated Credit Agreement remain guaranteed by certain of the Company’s domestic subsidiaries and continue to be secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of certain of the Company’s direct and indirect subsidiaries, and (ii) a perfected first priority interest in substantially all assets of the Company and each subsidiary guarantor, except to the extent the pledge of capital stock of a foreign subsidiary owned by the Company or any such subsidiary guarantor would result in adverse tax consequences.

The Amended and Restated Credit Agreement contains: (i) customary representations, warranties and affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, prepayment of other indebtedness, redemption or repurchase of subordinated indebtedness, dividends and other distributions, (ii) a financial covenant that requires the Company to comply with a maximum consolidated first lien net leverage ratio, and (iii) customary events of default, including a change of control and cross-defaults on the Company’s or any subsidiary guarantor’s material indebtedness.

The foregoing description of the Amended and Restated Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.22 hereto.

Item 1.02 Termination of a Material Definitive Agreement

On March 6, 2013, the Company prepaid in full all outstanding loans under and terminated its Second Lien Credit Agreement (the “Second Lien Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto, which had a balance of $32 million outstanding on December 31, 2012. The Company prepaid in full all outstanding loans under the Second Lien Credit Agreement with the proceeds from the additional term loans under the First Lien Term Loan.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On March 4, 2013, the Company issued a press release (the “Press Release”) announcing that it had increased its First Lien Credit Facility at an improved interest rate, and intended to use the proceeds thereof to retire its more expensive Second Lien Term Loan, a copy of the Press Release which is attached to this Form 8-K hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information set forth under this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.22	Amended and Restated First Lien Credit Agreement, dated March 6, 2013.
99.1	Press release dated March 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.

Date: March 6, 2013
By /s/ Matthew P. McClure
Matthew P. McClure, Secretary

Index of Exhibits

Exhibit No.	Description

10.22	Amended and Restated First Lien Credit Agreement, dated March 6, 2013.
99.1	Press release dated March 4, 2013.